Exhibit 99.1

TriNet Announces Delay to Annual Report on Form 10-K

SAN LEANDRO, Calif. — March 15, 2016 — TriNet Group, Inc. (NYSE: TNET) today announced that, despite extensive efforts, TriNet was unable to file its Annual Report on Form 10-K for the year ended December 31, 2015, with the U.S. Securities and Exchange Commission (the “SEC”) prior to the extended filing date of March 15, 2016. TriNet currently expects to finalize its financial results and file its Annual Report on Form 10-K with the SEC as soon as practicable and further expects that the financial information contained in the Form 10-K will be consistent in all material respects with the financial results reported in our press release dated February 29, 2016. Based on the review and analysis conducted to date, no material adjustments, restatement or other revisions to previously issued financial statements of the Company are currently expected to be required.
As previously disclosed, TriNet was unable to timely file its 2015 Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2016, due to the fact that the Company required additional time to complete its first assessment of internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, given the multiple technology platforms that required evaluation and testing.

TriNet continues to work diligently to finalize the assessment of internal controls over financial reporting and to complete the audit of the Company’s financial statements as of and for the year ended December 31, 2015, and obtain the related attestation and audit opinion from its auditors. TriNet currently expects to finalize its financial results and file its Annual Report on Form 10-K with the SEC as soon as practicable.

Miscellaneous
For more information, please reference the Company’s Form 12b-25, Notification of Late Filing, and associated press release dated February 29, 2016. These materials are available on TriNet’s investor relations site at http://www.trinet.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding TriNet’s financial results and the filing of its Annual Report on Form 10-K.  These statements are based on management’s expectations as of the date hereof and are subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:

Investors:
Alex Bauer
TriNet
Investorrelations@TriNet.com

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet